SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - MAY 10, 2005

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Preferred Stock Purchase Agreements

On May 10, 2005, Columbia Laboratories, Inc. (the “Company”) entered into Preferred Stock Purchase Agreements (the “Purchase Agreements”) with each of (i) Perry Partners, L.P. and Perry Partners International, Inc. (collectively, “Perry”), (ii) Knott Partners, LP, Matterhorn Offshore Fund Ltd., Common Fund Hedged Equity Co., Shoshone Partners, LP and ANNO, LP (collectively, “Knott”) and (iii) Harvest Capital, LP, New Americans, L.L.C., Harvest AA Capital, LP, CL Harvest, LLC and Harvest Offshore Investors, Ltd. (collectively, “Harvest” and, collectively with Perry and Knott, the “Purchasers”), pursuant to which the Purchasers purchased from the Company an aggregate of 69,000 shares of the Company’s Series E Convertible Preferred Stock, par value $0.01 per share, a newly designated series of convertible preferred stock having the rights set forth in the Certificate of Designations attached hereto as Exhibit 4.1 (the “Series E Preferred Stock”), which the Company filed with the Secretary of State of Delaware on May 10, 2005. Pursuant to the Purchase Agreements, Perry Partners purchased an aggregate of 35,000 shares of Series E Preferred Stock for an aggregate purchase price of $3,500,000, Knott purchased an aggregate of 24,000 shares of Series E Preferred Stock for an aggregate purchase price of $2,400,000 and Harvest purchased an aggregate of 10,000 shares of Series E Preferred Stock for an aggregate purchase price of $1,000,000.

The Series E Preferred Stock was issued to the Purchasers in a private placement effected pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Purchase Agreement with Perry, the Company permitted Perry to acquire Beneficial Ownership, as defined in the Company’s Shareholder Rights Plan, of up to 24% of the Company’s currently outstanding Common Stock. Under a prior exemption from the Shareholder Rights Plan, Perry was limited to a maximum 19.9% Beneficial Ownership.

Pursuant to the Purchase Agreements, the Company has agreed to use its reasonable best efforts to file by June 9, 2005 a shelf registration statement with the Securities and Exchange Commission under the Securities Act to cover the issuance of shares of the Company’s Common Stock issuable upon conversion of the Series E Preferred Stock (the “Conversion Shares”).

The Purchase Agreement between the Company and Perry is attached as Exhibit 10.56 to this Current Report on Form 8-K and is incorporated herein in its entirety. The Purchase Agreements between the Company and each of Knott and Harvest are substantially identical in all material respects to the Purchase Agreement between the Company and Perry, except as described in Exhibit 99.3 hereto.

Certificate of Designations

The Certificate of Designations classifies 100,000 authorized but unissued shares of preferred stock of the Company as Series E Preferred Stock.

Each holder of record of Series E Preferred Stock is entitled to one vote for each share of Common Stock that such holder would be entitled to receive upon conversion of all of its shares of Series E Preferred Stock. Except as otherwise provided by law and subject to the next sentence, holders of Series E Preferred Stock will vote together as a single class with holders of Common Stock on all matters upon which stockholders are entitled to vote. For so long as 20,000 shares of Series E Preferred Stock are outstanding, the Company may not, without the affirmative vote or consent of a majority of the outstanding shares of Series E Preferred Stock, voting as a separate class (with each holder being entitled to one vote for each share of Series E Preferred Stock held), create any class or series of stock ranking prior to the Series E Preferred Stock as to dividends or upon liquidation, or amend the Company’s Certificate of Incorporation to affect adversely the powers (except as such powers may be limited by the voting rights given to additional shares of any class of stock), rights or preferences of the Series E Preferred Stock. Other than the foregoing voting rights, the holders of Series E Preferred Stock are not entitled to vote as a separate class on any matter, including the election of directors of the Company.

In the event of any bankruptcy, liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation Event”), each holder of Series E Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Common Stock or any other class or series of capital stock of the Company ranking junior to the Series E Preferred Stock (the “Junior Securities”), an amount per share of Series E Preferred Stock equal to $100 per share (the “Liquidation Preference”). After the payment of the full Liquidation Preference on account of all shares of Series E Preferred Stock and the Series B Preferred Stock, Series C Preferred Stock and any other class or series of capital stock of the Company ranking on parity with the Series E Preferred Stock, the remaining assets of the Company legally available for distribution, if any, will be distributed ratably to the holders of Common Stock and/or holders of any Junior Securities. A merger, recapitalization, reorganization, sale of stock or assets or other business combination transaction involving the Company is not deemed to be a Liquidation Event.

Holders of Series E Preferred Stock are not entitled to receive dividends. However, if the board of directors elects to pay or declare any dividend on any shares of Common Stock, the holders of Series E Preferred Stock are entitled to receive dividends in an amount per share equal to the per share amount that would have been payable to such holders had such holders converted their shares of Series E Preferred Stock into Common Stock prior to the record date with respect to such dividend.

Each share of Series E Preferred Stock may be converted by the holder thereof into 50 shares of the Company’s Common Stock, subject to adjustment for stock splits, subdivisions and combinations (the “Conversion Rate”). Each share of Series E Preferred Stock will automatically be converted into Common Stock at the Conversion Rate upon the date on which the current market price of the Common Stock (generally defined as the average of the daily market prices of the Common Stock for the 20 consecutive trading days preceding the applicable date) exceeds $6.00 per share.

The complete terms of the Series E Preferred Stock are contained in the Certificate of Designations for the Series E Preferred Stock, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2005, the Company issued a press release entitled “Columbia Laboratories Reports First Quarter 2005 Financial Results.” A copy of the press release issued by the Company is filed herewith as Exhibit 99.1.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. Furthermore, such information shall not be deemed to be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in any such filing.

Item 3.02 Unregistered Sales of Equity Securities.

On May 10, 2005, the Company raised $6.9 million from the issuance and sale of 69,000 shares of Series E Preferred Stock to the Purchasers as described in Item 1.01. A copy of the press release issued by the Company, entitled “Columbia Laboratories Raises $6.9 Million Through Sale of Convertible Preferred Stock,” announcing such issuance and sale of Series E Preferred Stock, is filed herewith as Exhibit 99.2.

See Item 1.01, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits.

Exhibit No.	Description
4.1	Certificate of Designations of Series E Convertible Preferred Stock, filed May 10, 2005 with the Delaware Secretary of State
10.56	Preferred Stock Purchase Agreement, dated as of May 10, 2005, among Columbia Laboratories, Inc., Perry Partners, L.P. and Perry Partners International, Inc.
99.1	Press Release, dated May 10, 2005, entitled “Columbia Laboratories Reports First Quarter 2005 Financial Results”
99.2	Press Release, dated May 10, 2005, entitled “Columbia Laboratories Raises $6.9 Million Through Sale of Convertible Preferred Stock”
99.3	Schedule Identifying Series E Convertible Preferred Stock Purchase Agreements Omitted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

May 11, 2005	By:	/s/ David L. Weinberg
Name: David L. Weinberg
Title: Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designations of Series E Convertible Preferred Stock, filed May 10, 2005 with the Delaware Secretary of State
10.56	Preferred Stock Purchase Agreement, dated as of May 10, 2005, among Columbia Laboratories, Inc., Perry Partners, L.P. and Perry Partners International, Inc.
99.1	Press Release, dated May 10, 2005, entitled “Columbia Laboratories Reports First Quarter 2005 Financial Results”
99.2	Press Release, dated May 10, 2005, entitled “Columbia Laboratories Raises $6.9 Million Through Sale of Convertible Preferred Stock”
99.3	Schedule Identifying Series E Convertible Preferred Stock Purchase Agreements Omitted